UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 16, 2011, Franklin Street Properties Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). The 2011 Annual Meeting was called for the following purposes: (1) to elect two Class III directors to serve until the 2014 annual meeting, (2) to ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011, (3) to approve, by non-binding vote, executive compensation, (4) to recommend, by non-binding vote, the frequency of future executive compensation votes and (5) to consider and act upon a stockholder proposal concerning the annual election of directors, if properly presented.

(1) The following table sets forth the names of the directors elected at the 2011 Annual Meeting for new three-year terms and the final number of votes cast for and withheld from each director.

Name	For	Withheld	Broker Non-Votes

George J. Carter	45,582,663	10,893,157	14,470,991

Georgia Murray	41,901,547	14,574,273	14,470,991

(2) The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011 was approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

For	Against	Abstain

70,750,937	85,002	110,872

(3) The proposal to approve, by non-binding vote, executive compensation was also approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

For	Against	Abstain	Broker Non-Votes

55,112,655	1,003,720	359,445	14,470,991

(4) The stockholders recommended, in a non-binding, advisory vote, that future votes on the compensation of the Company’s executive officers be held every year. The final number of votes cast for “1 YEAR”, “2 YEARS”, “3 YEARS” or abstaining from voting on that proposal are listed below.

1 YEAR	2 YEARS	3 YEARS	Abstain

48,707,567	282,890	7,112,192	373,171

After taking into consideration the foregoing voting results and the prior recommendation of the board of directors of the Company (the “Board”) in favor of an annual advisory shareholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s executive officers every year.

(5) A stockholder’s proposal that the Board take the steps necessary to eliminate the classification of the Board and to require that all directors be required to stand for election annually was approved by our stockholders. This proposal is not binding on the Company or the Board. Under Maryland law and the Company’s articles of incorporation, an amendment repealing the classified board provision in the articles of incorporation must first be approved by the majority of the directors and then approved at a subsequent stockholder meeting by the affirmative vote of the holders of not less than 80% of the shares issued and outstanding and entitled to vote. The final number of votes cast for or against or abstaining from voting on the stockholder’s proposal are listed below.

For	Against	Abstain	Broker Non-Votes

40,961,360	15,274,024	240,436	14,470,991

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	FRANKLIN STREET PROPERTIES CORP.

By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer